Exhibit 3.1.1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “TSI TELECOMMUNICATION SERVICES INC.”, CHANGING ITS NAME FROM “TSI TELECOMMUNICATION SERVICES INC.” TO “SYNIVERSE TECHNOLOGIES, INC.”, FILED IN THIS OFFICE ON THE FIRST DAY OF MARCH, A.D. 2004, AT 1:29 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2187578 8100 [SEAL]	/s/ Harriet Smith Windsor
040153644	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 2960759 DATE: 03-01-04

State of Delaware Secretary of State Division of Corporations Delivered 01:37 PM 03/01/2004 FILED 01:29 PM 03/01/2004 SRV 040153644 - 2187578 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION OF

TSI TELECOMMUNICATION SERVICES INC.

The undersigned, on behalf of TSI TELECOMMUNICATION SERVICES INC., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: That the Board of Directors of the Corporation, in accordance with Section 242 of the General Corporation Law of the State of Delaware and pursuant to unanimous written consent, duly adopted resolutions setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting the same to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by changing Article One thereof so that, as amended, said Article shall be and read as follows:

“The name of the Corporation is SYNIVERSE TECHNOLOGIES, INC.”

SECOND: That thereafter, in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, the amendment was duly approved and adopted pursuant to written consent signed by the holders of at least a majority of the outstanding stock of the Corporation entitled to vote thereon.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

DATED this 27th day of February, 2004.

TSI TELECOMMUNICATION SERVICES INC., a Delaware corporation

By:	/s/ Raymond L. Lawless

Name: Raymond L. Lawless Title: CFO/Secretary